UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2007

RYERSON INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9117	36-3425828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2621 West 15th Place, Chicago, Illinois 60608

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (773) 762-2121

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 24, 2007, Ryerson Inc. (the “Company”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Rhombus Holding Corporation (“Parent”) and Rhombus Merger Corporation (“Sub”), a wholly owned subsidiary of Parent, by which the Company will become a wholly owned subsidiary of Parent (the “Merger”). Parent is owned by a private investment fund affiliated with Platinum Equity, LLC.

Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, Parent will acquire all of the outstanding shares of the Company’s common stock and Series A $2.40 Cumulative Convertible Preferred Stock for an amount of $34.50 per share in cash.

The Merger Agreement contains a “go shop” provision pursuant to which the Company has the right to initiate, solicit and encourage third-party acquisition proposals through August 18, 2007. After that date, the Company is subject to certain restrictions on its ability to solicit third-party acquisition proposals.

The Merger Agreement contains customary representations and warranties by the Company, Parent and Sub. The Merger Agreement also contains customary covenants and agreements, including with respect to the operation of the business of the Company and its subsidiaries between signing and closing, governmental filings and approvals, public disclosures and similar matters.

The Merger Agreement contains certain termination rights for the Company and Parent, and further provides that if the Merger Agreement is terminated under certain circumstances, the Company or Parent will be required to pay the other a termination fee of $25 million. The Company is required to pay a termination fee of $15 million if the Merger Agreement is terminated under certain circumstances related to the “go-shop” period. In addition to the termination fee, the Company may be required to reimburse Parent for up to $5 million in expenses if the Merger Agreement is terminated under certain circumstances.

Consummation of the Merger is not subject to a financing condition, but is subject to various other conditions, including approval of the Merger by the Company’s stockholders, expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On July 24, 2007, the Company announced that it entered into the Merger Agreement by press release, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Important Information

In connection with the proposed merger, Ryerson plans to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement in connection with the proposed merger will be mailed to the stockholders of Ryerson. Stockholders of Ryerson are urged to read the proxy statement relating to the merger and other relevant materials when they become available because they will contain important information about the merger and Ryerson.

Ryerson has filed with the SEC a preliminary proxy statement and will file and mail to its stockholders a definitive proxy statement in connection with its 2007 annual meeting of stockholders. Stockholders of Ryerson are urged to read the definitive proxy statement relating to the 2007 annual meeting when it becomes available because it will contain important information.

Security holders may obtain a free copy of the proxy statements and any other relevant documents (when available) that Ryerson files with the SEC at the SEC’s web site at http://www.sec.gov. The definitive proxy statements and these other documents may be accessed at www.ryerson.com or obtained free from Ryerson by directing a request to Ryerson Inc., ATTN: Investor Relations, 2621 West 15th Place, Chicago, IL 60608.

Certain Information Regarding Participants

Ryerson, its directors and named executive officers may be deemed to be participants in the solicitation of the Company’s security holders in connection with the proposed merger and its 2007 annual meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Form 10-K”) and in the Company’s Amendment No. 1 to its 2006 Form 10-K, each of which is filed with the SEC. To the extent holdings of the Company’s equity securities have changed since the amounts reflected in the Company’s Amendment No. 1 to its 2006 Form 10-K, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among Rhombus Holding Corporation, Rhombus Merger Corporation and Ryerson Inc.

99.1	Press Release issued by Ryerson Inc., dated July 24, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2007	RYERSON INC.

	By:	/s/ Virginia Dowling
	Name:	Virginia Dowling
	Title:	Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among Rhombus Holding Corporation, Rhombus Merger Corporation and Ryerson Inc.

99.1	Press Release issued by Ryerson Inc., dated July 24, 2007